CUSTODIAN CONTRACT


         This Contract is between Warburg Pincus Balanced Fund, a corporation organized and existing under the laws of the State of Maryland, having a Board of Directors (the "Board") and its principal place of business at 466 Lexington Avenue, New York, New York 10017 (the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"),


         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States of America ("domestic securities") and securities it desires to be held outside the United States of America ("foreign securities") pursuant to the provisions of the Fund's Articles of Incorporation, as amended from time to time (the "Charter"). The Fund agrees to deliver to the Custodian its securities and cash, all payments of income, payments of principal or capital distributions received by it with respect to such securities owned by it from time to time, and, in the Fund's discretion, cash consideration received by it for new or treasury shares of capital stock of the Fund as may be issued or sold from time to time ("Shares"). The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to (i) the Custodian to be held by it, (ii) a sub-custodian located in the United States and employed pursuant to this Article 1 or (iii) a foreign sub-custodian or a foreign securities system employed pursuant to Article 3.

         Upon receipt of "Proper Instructions" (as such term is defined in Article 5 of this Contract), the Custodian shall on behalf of the Fund from time to time employ one or more sub-custodians located in the United States of America, including any state or political subdivision thereof and any territory over which its political sovereignty extends (the "United States" or "U.S."), but only in accordance with an applicable vote by the Board. The Custodian may also employ as sub-custodians for the Fund's foreign securities the foreign sub-custodians and foreign securities depositories designated in Schedule A hereto but only in accordance with the terms hereof and an applicable vote of the Board.

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund non-cash property to be held by it in the United States including all domestic securities owned by the Fund other than (a) securities which are maintained in a "U.S. Securities System" (as such term is defined in Section 2.10 of this Contract) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper System") which is deposited and/or maintained in the Custodian's Direct Paper Book Entry System pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund and (i) held by the Custodian,
         (ii) held in an account of the Custodian in a U.S. Securities System (as defined in Section 2.10 hereof) or (iii) held in the Direct Paper System Account (as defined in Section 2.11 hereof), only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the cases listed below. Any U.S. Securities System account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("U.S. Securities System Account"). The Custodian's Direct Paper Book-Entry System account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("Direct Paper System Account").

         1) Upon sale of such securities for the account of the Fund and receipt of full payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Fund; provided that the Custodian shall have taken reasonable steps to ensure timely collection of the payment for, or the return of, such securities by the depository agent;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian; and provided further that the Custodian shall have taken reasonable steps to ensure timely collection of such cash or other consideration;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any domestic sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) In the case of delivery of physical certificates or instruments representing securities, upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that, in any such case, the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement or protective plan; provided that, in any such case, the new securities and/or cash are to be delivered to the Custodian;

         9) In the case of warrants, puts, calls, futures contracts, options, rights or similar securities, the surrender thereof in the exercise or sale of such warrants, puts, calls, futures contracts, options, rights or similar securities; provided that, in any such case, the securities and cash received in exchange therefor are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Fund to the borrower thereof in accordance with the terms of a written securities lending agreement to which the Fund is a party or is otherwise approved by the Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's U.S. Securities System Account, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral provided that, if Proper Instructions require such delivery to be made through a U.S. Securities System, such delivery is made in accordance with the requirements of such U.S. Securities System;

         11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or of any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

         14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a copy of a resolution of the Board or of any executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or Assistant Secretary (a "Certified Resolution") specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                  Upon the termination of this Contract as hereinafter set forth, in accordance with Article 16 hereof.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any domestic sub-custodian appointed pursuant to
         Article 1. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of its securities. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form at the time of delivery on behalf of the Fund.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Cash held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies (a "Banking Institution") as it may in its discretion deem necessary or desirable; provided, however, that every Banking Institution shall be qualified to act as a custodian under the 1940 Act, and that each such Banking Institution and the cash to be deposited with each Banking Institution on behalf of the Fund shall be approved by vote of a majority of the Board. Such cash shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of the last sentence of the first paragraph of this Section 2.6, the Custodian shall collect on a timely basis all income and other payments with respect to United States-registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. If payment is not received by the Custodian within a reasonable time after proper demands have been made, the Custodian shall so notify the Fund in writing and send copies of all demand letters, any written responses and memoranda of all oral responses to telephonic demands therefor. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities.

                  Collection of income due the Fund on domestic securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or
                  (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

         2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 (4),
                  (5), (8) or (9) hereof;

         3)       For the redemption or repurchase of Shares as set forth in
                  Article 4 hereof;

         4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, advisory fees, administration fees, accounting fees, transfer agent fees, legal fees and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends and capital distributions on Shares declared pursuant to the Charter and Prospectus;

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

         8) Upon the termination of this Contract as hereinafter set forth, in accordance with Article 16.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of domestic securities for the account of a the Fund is (i) made by the Custodian in advance of receipt of the securities purchased and (ii) such payment in advance of receipt is not made with respect to a transaction settling via the Depository Trust Company, in the absence of Proper Instructions from the Fund to so pay in advance the Custodian shall be absolutely liable to the Fund for the non-receipt of such securities purchased except as specifically stated otherwise in Sections 2.7(1)(e), 2.7(2) and 2.10(3) of this Contract, in which case the Custodian will be subject to the standard of care set forth in Article 13 hereof.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies or its successor or successors (each a "U.S. Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep eligible domestic securities of the Fund in a U.S. Securities System provided that such securities are held in a U.S. Securities System Account;

         2) The records of the Custodian with respect to securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

         3) The Custodian shall pay for domestic securities purchased for the account of the Fund only upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (x) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account and (y) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) The Custodian shall have received from the Fund the initial certificate required by Article 14 hereof; and

         6) The Custodian, at the Fund's expense in the absence of negligence or willful misconduct on the Custodian's part or on the part of sub-custodians or agents appointed pursuant to this Contract, shall enforce on behalf of the Fund such rights as it may have against the U.S. Securities System. Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance, bad faith or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

         2) The Custodian may keep Fund securities in the Direct Paper System only if such securities are represented in the Direct Paper Account;

         3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

         5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund; and

         6) The Custodian shall provide the Fund with any report on its accounting system, internal accounting control and procedures for safeguarding securities deposited in the Direct Paper System which had been prepared as of the time of such request.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in a U.S. Securities System Account by the Custodian pursuant to Section 2.10 hereof (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission and/or any contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash and/or securities in connection with (a) options purchased, sold or written by the Fund, (b) commodity futures contracts or options thereon purchased, sold or written by the Fund or (c) other transactions requiring segregation as described in the Fund's registration statement as in effect from time to time, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause
         (iv), upon receipt of, in addition to Proper Instructions from the Fund, a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Proxies. The Custodian or its sub-custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund all proxies, including those for bearer securities, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Fund Securities. The Custodian shall transmit promptly to the Fund all written notices, announcements or information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund and the maturity of futures contracts and options thereon purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers or other similar transactions, the Custodian shall transmit promptly to the Fund all written notices, announcements or information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least two (2) business days prior to the date on which the Custodian is to take such action; with respect to notice given by the Fund to the Custodian subsequent thereto, the Custodian shall use its best efforts under the circumstances to take the requested action.

2.15 Reports to Fund by Independent Public Accountant. The Custodian shall provide the Fund with reports by independent public accountants on accounting system, internal accounting control and procedures for safeguarding cash, securities, futures contracts and options on futures contracts and other assets, including cash, securities and other assets deposited and/or maintained in a U.S. Securities System (as defined in Section 2.10) or with a sub-custodian, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


3. Duties of the Custodian with Respect to Property of the Fund Held Outside the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States eligible foreign custodians as defined in Rule 17f-5 under the 1940 Act ("Rule 17f-5") designated on Schedule A hereto (the "foreign sub-custodians"). Upon receipt of Proper Instructions, together with a Certified Resolution, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional or different foreign sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such foreign sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5, (b) cash and cash equivalents in such amounts as the Custodian may determine to be reasonably necessary to effect the Fund's foreign securities transactions and (c) such cash and securities as the Fund shall give Proper Instructions to be held in segregated accounts pursuant to Section 3.21 hereof. The

         Custodian shall identify on its books as belonging to the Fund the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in a clearing agency or a securities depository within the meaning of Rule 17f-5(c)(2)(iii) and (iv) listed on Schedule A (each a "foreign securities system") only through arrangements implemented by the foreign banking institutions (as defined in Section 3.5 below) serving as sub-custodians pursuant to the terms hereof (foreign securities systems and U.S. Securities Systems are referred to herein collectively as the "Securities Systems"). Where possible after reasonable efforts, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers; provided, however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund, (ii) the Custodian shall require that the securities and other non-cash property so held by the foreign sub-custodian be held separately from the assets of the foreign sub-custodian or of others, (iii) the Custodian shall reconcile the holdings of each customer in the single account daily, and (iv) such holding shall be consistent with the terms of the SEC staff no-action letter to the Custodian (NO. 95-35-CC) or subsequent SEC position or Rule.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign sub-custodian as defined in Rule 17f-5(c)(2)(i) or (ii) (each a "foreign banking institution") shall provide that (a) the Fund's assets will be indemnified or its assets insured in the event of loss; (b) the assets of the Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (c) beneficial ownership of the assets of the Fund will be freely transferable without the payment of money or value other than for custody or administration; (d) adequate records will be maintained identifying the assets as held by the Custodian on behalf of its customers; (e) officers of or auditors employed by or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; (f) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents; and (g) such foreign banking institution shall notify the Custodian in the event that it ceases to qualify as either a branch of a "qualified U.S. bank" or an "eligible foreign custodian", as such terms are defined in Rule 17f-5(c), as amended.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of the foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Delivery of Securities. The Custodian (or its foreign sub-custodian) shall release and deliver foreign securities of the Fund held by the foreign sub-custodian, or in a foreign securities system account of the Custodian (or its foreign sub-custodian), only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (a) Upon sale of such securities for the Fund in accordance with reasonable market practice in the jurisdiction where such securities are held or traded, including, without limitation:
                  (i) delivery against expectation of receiving later payment where such delivery is the customarily established securities trading practice generally accepted by Institutional Clients (as hereinafter defined) in the jurisdiction or market where the transaction occurs; or (ii) in the case of a sale effected through a foreign securities system, in accordance with the rules governing the operation of the foreign securities system;

         (b) In connection with any repurchase agreement related to such securities;

         (c) To the depository agent in connection with tender or other similar offers for securities of the Fund; provided that the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure timely collection of the payment for, or the return of, such securities by the depository agent;

         (d) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian (or its foreign sub-custodian); and provided further that the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure timely collection of such cash or other consideration;

         (e) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or its foreign sub-custodian) or of any nominee of the Custodian (or its foreign sub-custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                  provided that, in any such case, the new securities are to be delivered to the Custodian (or its foreign sub-custodian);

         (f) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that, in any such case, the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure prompt collection of the payment for, or the return of, such securities by the broker, clearing bank or clearing agent, the Custodian (or its foreign sub-custodian) shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the negligence or willful misconduct of the Custodian (or of its foreign sub-custodian);

         (g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and/or cash are to be delivered to the Custodian (or its foreign sub-custodian) in accordance with procedures generally accepted by Institutional Clients in the particular market;

         (h) In the case of warrants, puts, calls, futures contracts, options, rights or similar securities, the surrender thereof in the exercise or sale of such warrants, puts, calls, futures contracts, options, rights or similar securities; provided that, in any such case, the securities and cash received in exchange therefor are to be delivered to the Custodian (or its foreign sub-custodian) in accordance with procedures generally accepted by Institutional Clients in the particular market;

         (i) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets of the Fund, but only against receipt of amounts borrowed;

         (j) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (k) In connection with the loan of securities made by the Fund to the borrower thereof in accordance with (i) the terms of a written securities lending agreement to which the Fund and State Street Bank and Trust Company, as lending agent, are parties or (ii) in accordance with the terms of Proper Instructions;

         (l) For any other purpose, but only upon receipt of a Certified Resolution and Proper Instructions specifying the securities to be delivered, setting forth the purpose for which delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom delivery of such securities shall be made; and

         (m) Upon termination of this Contract as hereinafter set forth, in accordance with Article 16 hereof.

3.8 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct its foreign sub-custodians to pay out, monies of the Fund in the following cases only:

         (a) Upon the purchase of foreign securities, options, futures or options on futures contracts for the Fund, unless otherwise directed by Proper Instructions, by (i) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer), against delivery of such securities to the foreign sub-custodian; or (ii) in accordance with the customarily established securities trading practices generally accepted by Institutional Clients in the jurisdiction or market in which the transaction occurs, against expectation of receiving later delivery of such securities; or (iii) in the case of a purchase effected through a foreign securities system, in accordance with the rules governing the operation of such foreign securities system;

         (b) In connection with the conversion, exchange or surrender of securities of the Fund as set forth in Section 3.7 hereof;

         (c) For the payment of any expense or liability including but not limited to the following payments for the account of the Fund: interest, taxes, advisory, administration, accounting, transfer agent and legal fees, and operating expenses;

         (d) For the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its foreign sub-custodians;

         (e) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (f)      In connection with the borrowing of securities;

         (g) For any purpose, but only upon receipt of a Certified Resolution and Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made; and

         (h) Upon termination of this Contract as hereinafter set forth, in accordance with Article 16 hereof.

3.9 Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary securities trading or securities processing practices and procedures generally accepted by Institutional Clients in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services. For the purposes of this section, the "DVP/RVP Model" is a settlement system which offers a simultaneous and irrevocable exchange of securities (on the delivery side) and cash value (on the payment side) to settle a transaction. The Custodian will provide the Fund (i) with a copy of The Guide to Custody in World Markets, which at the time of its printing shall contain the Custodian's best information with respect to customary securities trading or securities processing practices and procedures generally accepted by Institutional Clients in the jurisdictions and markets set forth therein, (ii) a summary extracted therefrom and dated the date hereof which shall set forth the Custodian's best information with respect to the markets in which some or all securities transactions do not settle in accordance with the DVP/RVP Model, and (iii) updates to The Guide to Custody in World Markets as published and to the aforementioned summary as appropriate.

3.10 Registration of Securities. Securities maintained in the custody of a foreign banking institution (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or in the name of any nominee of the Custodian or of such foreign banking institution, and the Fund agrees to hold any such nominee harmless from any liability arising solely as a result of its status as a holder of record of such securities unless liability results from the negligence, bad faith or willful misconduct on the part of such nominee, the Custodian or such foreign banking institution. The Custodian and its foreign sub-custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice in the particular jurisdiction and generally accepted by Institutional Clients.

3.11 Bank Accounts. The Custodian (or its foreign sub-custodian) may open and maintain outside the United States a bank account or bank accounts on behalf of the Fund in foreign banking institutions designated on Schedule A, subject only to draft or order by the Custodian or its foreign sub-custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

3.12 Collection of Income. The Custodian (or its foreign sub-custodian) shall use reasonable efforts in accordance with market practice generally accepted by Institutional Clients to collect all income and other payments in due course with respect to the securities held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. With respect to Fund securities held in an account with a foreign banking institution as described in
         Section 3.4 hereof, income collected with respect to such securities will be allocated to the Fund pro-rata based on the Fund's settled and registered position in such securities. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

         Collection of income due the Fund on securities loaned shall be the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian or its foreign sub-custodians of the income to which the Fund is properly entitled.

3.13 Appointment of Agents. The Custodian (or its foreign sub-custodian) may at any time or times in its discretion appoint (and may at any time remove) agents to carry out such of the provisions of this Article 3 as the Custodian (or its foreign sub-custodian) may from time to time direct; provided, however, that any such agent shall be an "eligible foreign custodian" within the meaning of Rule 17f-5 under the 1940 Act and that the appointment of any agent shall not relieve the Custodian (or such foreign sub-custodian) of its responsibilities or liabilities hereunder.

3.14 Proxies. The Custodian will generally, with respect to the foreign securities held under this Article 3, use best efforts accepted by Institutional Clients to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may obtain in the jurisdiction where such securities are issued. The Fund acknowledges that local conditions may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.15 Communications Relating to Fund Securities. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian via its sub-custodians from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the securities whose tender or exchange is sought or from the party (or his or its agents) making the tender or exchange offer. Provided the Custodian has complied with the requirements in the previous sentence, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other property of the Fund at any time held by it or its foreign subcustodians unless (i) it or its foreign subcustodians are in actual possession of such securities or property and (ii) it receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised. With respect to Proper Instructions received by the Custodian thereafter, the Custodian shall use its best efforts in the light of local conditions to take the requested action.

3.16 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution (i) to exercise reasonable care in the performance of its duties and (ii) to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. The Custodian shall take reasonable steps, which, in the absence of negligence or willful misconduct on the Custodian's part or on the part of the relevant foreign banking institution, shall be at the Fund's expense, to enforce effectively (i) the rights of the Custodian and the Fund under such agreements and (ii), in the event of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance of a foreign securities system, the rights of the Custodian, the applicable foreign banking institution or the Fund against such system.

3.17 Subrogation. If the Custodian shall be unsuccessful in enforcing its and the Fund's rights as set forth in Section 3.16 hereof, it shall so inform the Fund, noting the steps it has taken. Thereafter, at the election of the Fund, (a) the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim, (b) the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign securities system which the Custodian may have as a consequence of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance by a foreign securities system if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim, and (c) the Custodian shall to the extent allowable under applicable law, take commercially reasonable steps to procure the subrogation to the Fund of the foreign banking institution's rights against the foreign securities system as a consequence of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance by a foreign securities system if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.18 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning each foreign sub-custodian listed from time to time on Schedule A. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract, but shall also include a report concerning any recommendations to consider change of a foreign subcustodian (including the reason for said change). In addition, the Custodian will provide the Fund with such information as the Fund shall reasonably request in order to enable the Fund to comply with Rule 17f-5. In addition, the Custodian will promptly inform the Fund in writing in accordance with Article 17 in the event that the Custodian learns of (i) a material adverse change in the condition, financial or otherwise, of a foreign sub-custodian, (ii) any loss of the assets of the Fund or (iii), in the case of any foreign sub-custodian not the subject of an exemptive order from the SEC modifying the shareholder equity requirement under Rule 17f-5, is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million or that its shareholders' equity has declined below $200 million (in each case in terms of U.S. dollars or the local currency equivalent thereof and computed in accordance with generally accepted U.S. accounting principles).

3.19 State Street London. Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.20 Tax Law. It shall be the responsibility of the Custodian and the foreign banking institutions to use reasonable efforts and due care to perform such steps typical for persons acting as global custodian for Institutional Clients as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Except to the extent that imposition of such item arises from the Custodian's or the foreign banking institutions' failure to perform in accordance with the terms of this Section, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Fund's custody account in the relevant jurisdiction or the Custodian as custodian of the Fund by the tax law of the domicile of the Fund's custody account in the jurisdiction or of any jurisdiction in which the Fund is invested or any political subdivision thereof. Unless otherwise informed by the Fund in writing, the Custodian, in performance of its duties under this Section, shall be entitled to apply treatment of the Fund according to the nationality of the Fund, the particulars of its organization and other relevant details that shall be supplied by the Fund. The Custodian shall be entitled to rely on any information supplied in writing by an authorized representative of the Fund. The Custodian may engage reasonable professional advisors knowledgeable about the subject matter, which may include attorneys, accountants or financial institutions in the regular business of investment administration, and may rely upon advice received therefrom. It shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund, and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions.

3.21 Segregated Account. The Custodian shall, upon receipt of Proper Instructions from the Fund, establish and maintain, or cause the applicable foreign banking institution to establish and maintain, a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities (i) in accordance with the provisions of any agreement among the Fund, the Custodian (or such foreign banking institution) and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
         Act), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission and/or any contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash and/or securities in connection with (a) options purchased, sold or written by the Fund, (b) commodity futures contracts or options thereon purchased, sold or written by the Fund or
         (c) other transactions requiring segregation as described in the Fund's registration statement as in effect from time to time, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause (iv), upon receipt of, in addition to Proper Instructions from the Fund, a Certified Resolution, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.


4.       Payments for Sales or Repurchases or Redemptions of Shares

         The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the Fund such payments as are received for Shares issued or sold from time to time. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares.

         From such funds as may be available for the purpose but subject to the limitations of the Charter and any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.


5.       Proper Instruction

         Proper Instructions as used throughout this Contract means a writing signed or initialed by two persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing, provided that the fact that such confirming written instructions are not received by the Custodian shall in no way invalidate the enforceability of transactions authorized by oral instructions. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Sections 2.12, 3.7(j), 3.8(e) and 3.20.


5A.      Contractual Settlement

         The Custodian shall credit or debit the appropriate cash account of the Fund in connection with the purchase, sale, maturity, redemption or other disposition of securities and other Fund assets held hereunder on an actual settlement basis. Notwithstanding the foregoing, with respect to the markets set forth on Schedule E hereto the Custodian may, in its sole discretion, from time to time agree to provide the Fund with an arrangement whereby the Fund will be given the opportunity of settling the purchase, sale, maturity, redemption or other disposition of Fund securities to be held hereunder in the manner and subject to the terms and limitations described in this Article 5A. A transaction to which these contractual settlement provisions applies shall be called a "Covered Transaction."

         (a) With respect to a Covered Transaction that represents a purchase of securities, the Custodian shall debit the Fund's cash account in accordance with Proper Instructions as of the time and date that monies would ordinarily be required to settle such a transaction in the applicable markets as set forth on Schedule E hereto. Such amounts shall be re-credited to the appropriate cash account on settlement date upon Proper Instructions to the Custodian that the Fund has canceled the Covered Transaction.

         (b) With respect to the settlement of a Covered Transaction which is a sale, maturity, redemption or other disposition, provisional credit of an amount equal to the net sale, maturity, redemption or other disposition proceeds of the transaction (the "Settlement Amount") shall be made to the account of the Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be required to settle such transaction in the applicable markets as set forth on Schedule E. Such provisional credit will be made if the Custodian has received Proper Instructions with respect to, or reasonable notice of, the Covered Transaction, as applicable, and if the Custodian or its agents are in possession of the asset(s) associated with the Covered Transaction in good deliverable form and are not aware of any facts which would lead them to reasonably believe that the Covered Transaction will not settle in the time period ordinarily applicable to transactions in the applicable market. In the event that the Custodian determines not to provide a provisional credit with respect to a particular transaction, the Custodian will promptly notify the Fund of this determination.

         (c) For each Covered Transaction with respect to which the Custodian shall provide provisional credit in an amount up to the Settlement Amount (the "Credited Amount"), simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a first- priority security interest in any property at any time held for the account of the Fund to the full extent of the Credited Amount.

         (d) The Custodian shall have the right, upon sending notice to the Fund, to reverse any provisional credit given in accordance with subsection (b) hereof in the event that the actual proceeds of the subject Covered Transaction have not been received by the Custodian, its agents or its sub-custodians within thirty (30) days of having made such provisional credit or at any time when the Custodian believes for reasonable cause that such Covered Transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable, as applicable (in which case the notice required herein will contain a description of such cause), whereupon (i) the Custodian shall promptly notify the Fund with respect thereto and (ii) a sum equal to the Credited Amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund in accordance with the terms of any notice given hereunder; the Custodian's right to debit the account as set forth above shall not be contingent on the giving of notice to the Fund. The amount of any accrued dividends, interest and other distributions with respect to assets associated with such Covered Transaction may be set off against the Credited Amount.

         (e) In the event that the Custodian is unable to debit an account of the Fund, with respect to the Fund, and the Fund fails to pay any sums due to the Custodian at the time the same becomes payable in accordance with subsection (d), and such failure is not cured within one (1) business day after notice of such failure to the Fund, or if any of the following conditions occurs, the Custodian may charge the Fund for reasonable costs and expenses associated with the provisional credit, including without limitation the cost of funds associated therewith at the then- prevailing Federal Funds rate (or local market equivalent thereof where the Credited Amount was advanced), and the provisions of subsection (f) will apply:

                  (1) If a final judgment for the payment of money shall be rendered against the Fund and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty
                           (60) days of expiration of any such stay;

                  (2) the Fund passing a resolution for its voluntary winding-up (otherwise than for the purpose of corporate reconstruction or amalgamation);

                  (3) the presentation of a petition for the winding-up of or the making of an administration order in relation to the Fund;

                  (4) the appointment of a receiver or administrator over any of the assets of the Fund; or

                  (5) the Fund ceasing or threatening to cease to carry on its business.

         (f) If an event outlined in subsection (e) occurs, including to the extent permitted by applicable law the events described in
                  (1) through (5) thereof, the Custodian shall have the right to immediately execute and foreclose upon its security interest in any of the assets of the Fund.

         (g) The Custodian shall not be obliged to transfer any sums credited to the Fund in accordance with subsection (b) to or to the order or benefit of the Fund while any amount which is payable to the Custodian under this Article 5A remains unpaid.

         (h) The operation of the provisions of this Article 5A shall be without prejudice to any other remedies provided the Custodian in this Contract, including without limitation the remedies set forth in Article 13 hereof, or under any applicable law. The Fund agrees that the Custodian shall have a right of set-off against cash held for the Fund in any currency for any amount provided to the Fund by the Custodian hereunder or from time to time arising out of or in connection with this Contract, as amended, and/or the operation of any account hereunder and the

                  Custodian shall have the right to debit the Fund with all or part of such sums and apply or appropriate the cash in or towards the discharge of such amounts in such manner and order as is commercially reasonable under the circumstances. For the purposes of this right of set-off, the Custodian may make such currency conversions or effect any transactions in such currencies at the Custodian's then-prevailing rates at such times as are commercially reasonable under the circumstances and may effect any transfers between, or entries on, any account of the Fund as is commercially reasonable under the circumstances.


6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express authority from the
Fund:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Contract as set forth in Schedule B, provided that all such payments shall be accounted for to the Fund;

         2) surrender securities to the issuer or its agent in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board.


7.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board pursuant to the Charter as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding Shares or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share for a fee to be agreed to by the Custodian and the Fund. If so directed, for a fee to be agreed upon by the parties at the time of such direction, the Custodian shall also calculate daily the net income of the Fund as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amount of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Prospectus.


9.       Records and Reports

         The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and, together with any insurance policies and fidelity or similar bonds maintained by the Custodian, shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund (including counsel and independent accountants) and employees and agents of the SEC and other governmental regulatory authorities having jurisdiction. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian. When requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, the Custodian shall include certificate numbers in such tabulations.

         None of the parties hereto shall, unless compelled to do so by any court or entity of competent jurisdiction either before or after the termination of this Contract, disclose to any person not authorized by the relevant party to receive the same any confidential information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Contract and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

         The Custodian shall send to the Fund an advice or notification of any transfers of securities to or from the custody accounts indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

         In addition to reports required to be provided elsewhere herein, the Custodian agrees to provide to the Fund (i) the reports set forth on Schedule D hereto, as amended from time to time, at such times as set forth on such Schedule and in substantially the forms provided to the Fund, and (ii) any other special and periodic reports related to the services to be provided hereunder as the Fund may reasonably request and as may be mutually agreed upon by the parties.

         The Custodian agrees to attend periodic meetings of the Board to discuss the operations to be performed under this Contract at such times and at such places as the Fund may reasonably request.

         The Custodian shall provide GlobalQuest[R] software to the parties and at the locations specified on attached Schedule C pursuant to the terms of the Data Services Addendum to Custodian Contract at no additional charge other than as provided therein.


10.      Opinion by Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-SAR and any other special or periodic reports to the SEC and with respect to any other SEC requirements.


11.      Disaster Recovery; Banker's Blanket Bond

         In the event of equipment failures beyond the Custodian's control, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund and (ii) emergency use of electronic data processing equipment to provide services under this Contract and the Data Access Services Addendum hereto.

         The Custodian hereby warrants to the Fund that the Custodian is maintaining a Bankers' Blanket Bond in a commercially reasonable amount, and the Custodian hereby agrees to notify the Fund in the event its Bankers' Blanket Bond is canceled or otherwise lapses.


12.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian as set forth on Schedule B hereto, as such Schedule B may be amended in writing from time to time by the Fund and the Custodian.

13.      Responsibility of Custodian

         The Custodian shall exercise reasonable care in carrying out the provisions of this Contract and Proper Instructions.

         The Custodian shall be responsible for the acts and omissions of (i) sub-custodians located in the United States of America appointed pursuant to
Article 1 hereof, (ii) foreign banking institutions appointed pursuant to the terms of Article 3 hereof as if such acts and omissions were those of the Custodian, and (iii) Japan Securities Depository Center ("JASDEC"), Euroclear and Cedel Bank S.A.

         So long as and to the extent that it exercises reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be kept indemnified by, and shall be without liability to, the Fund for any action taken or omitted by it in good faith without negligence or willful misconduct on its part or on the part of its sub-custodians or agents. The Custodian shall be entitled reasonably to rely on and may act upon advice of counsel experienced in the pertinent area of law (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian, agent or nominee, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, (a) the interruption, suspension or restriction of trading on or the closure of any securities markets, and (b) power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, recognizing in each such case the obligation of the Custodian, its subcustodians, agents and nominees to take reasonable steps as circumstances require to minimize the effect of such failures, interruptions, viruses and disruptions; (ii) errors by the Fund or its investment advisor in their instructions to the Custodian provided such instructions have been given in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System except to the extent set forth in subparagraph (iii) in the second paragraph of this Section 13; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System;
(vii) any provision of any present or future law or regulation or order of the United States, or any other country, or political subdivision thereof or of any court of competent jurisdiction; and (viii) any loss where the Custodian, its sub-custodian, its agent or its nominee has otherwise exercised reasonable care. Regardless of whether assets are maintained in the custody of a foreign banking institution or a foreign securities system, the Custodian shall not be liable for "country risk", i.e., any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, imposition of currency controls or restrictions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts. Notwithstanding the foregoing, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses, provided that the Custodian and State Street London Ltd. have exercised reasonable care.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

         If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, the purchase or sale of foreign exchange or of contracts for foreign exchange, and assumed settlement), any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall (a) promptly notify the Fund with respect thereto and (b) be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement, provided that such utilization shall not be contingent on the giving of notice to the Fund.

         In the event that the Custodian or its nominee shall incur or be assessed any taxes (except as are directly attributable to income, franchise or similar taxes which may be imposed on or assessed against the Custodian, its affiliates, subsidiaries, agents, or nominees) accruing to the Custodian, its affiliates, subsidiaries or agents in the course of its or their performance of this Contract, including without limitation taxes on dividends, interest and capital gain earned with respect to Fund assets, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and the Custodian shall (a) provide the Fund with three (3) New York business days' notice with respect thereto and (b), in the event such matter has not been resolved within such time, be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

         In the event that the Custodian or its nominee shall be subject to any claims or liabilities accruing to the Custodian, its affiliates, subsidiaries or agents in the course of its or their performance of this Contract, which claims or liabilities either (i) are described on Schedule B hereto or (ii) could not reasonably have been anticipated by the Custodian on the date hereof, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and the Custodian shall (a) provide the Fund with three (3) New York business days' notice with respect thereto and (b), in the event such matter has not been resolved within such time, be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

         Upon the Custodian becoming aware in the course of the performance of its duties hereunder of the occurrence of any event with respect to the assets of the Fund held by the Custodian or its sub-custodian or agent hereunder which causes or may cause any loss, damage, cost, expense or other liability to the Fund, the Custodian shall promptly notify an authorized person of the Fund and, at the Fund's request, assist the Fund in using all commercially reasonable key steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund. If the steps referred to in the previous sentence would be, in the reasonable determination of the Custodian, beyond the normal scope of the Custodian's services as a global custodian of mutual fund assets, the taking of those steps shall be at the Fund's expense.

         In no event shall the Custodian be liable hereunder for indirect, special or consequential damages.


14.      Effective Period, Termination and Amendment

         This Contract shall become effective as of the date set forth below, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto in writing and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect (i) in the case of termination by the Fund not sooner than one hundred eighty (180) days after the date of such delivery or mailing or (ii) in the case of termination by the Custodian not sooner than one hundred twenty
(120) days after the date of such delivery or mailing, except that, in the event of a breach of this Contract on the part of the Fund, such termination shall not take effect sooner than sixty (60) days thereafter; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Charter, and further provided, that the Fund may at any time by action of the Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the relevant Federal or State agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of this Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and the Custodian's reasonable out-of-pocket costs, expenses and disbursements in connection therewith, such termination to be conducted in a professional and businesslike manner.


15.      Ownership Certificates for Tax Purposes

          The Custodian shall, in its capacity as the Fund's agent, execute ownership and other certificates and affidavits for all governmental purposes in connection with receipt of income or other payments with respect to securities or other assets of the Fund held by it and in connection with transfers of such securities or assets.


16.      Successor Custodian

         If a successor Custodian shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor Custodian at the offices of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor Custodian all of the securities of the Fund held in a Securities System. If no such successor Custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the offices of the Custodian and transfer such securities, funds and other properties in accordance with such resolution. In the event that no written order designating a successor Custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$200,000,000, all securities, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Fund and to transfer to an account of such successor Custodian all of the securities of the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution referred to or of the Board to appoint a successor Custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.


17.      Notices.

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified in writing by any party from time to time. If notice is sent by confirming telegram, cable, telex, or facsimile sending device, it shall be deemed to have been given immediately if confirmed in writing by overnight delivery. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

To the Company:                     WARBURG PINCUS BALANCED FUND
                                    466 Lexington Avenue
                                    New York, NY 10017-3147, USA
                                    Attention:  Eugene P. Grace
                                    Telephone:  212-878-0812
                                    Telecopy:  212-878-9351

To the Custodian:                   STATE STREET BANK AND TRUST COMPANY
                                    1776 Heritage Drive
                                    North Quincy, Massachusetts 02171, USA
                                    Attention:  Neal J. Chansky
                                    Telephone:  617-985-5127
                                    Telecopy:  617-537-2626

18.      Headings

         The section headings in this Contract are for the convenience of reference only and do not form a part of this Contract.


19.      Counterparts

         This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


20.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


21.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the assets of the Fund.


22.      Reproduction of Documents.

         This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


23.      Shareholder Communications Election

         SEC Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address and share positions.

         NO  [X]    The Custodian is not authorized to release the Fund's
                    name, address and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of October 1, 1997.

                          WARBURG PINCUS BALANCED FUND


                          By:    ______________________________

                          Name:  ______________________________

                          Title: ______________________________





                          STATE STREET BANK AND TRUST COMPANY



                          By:    ______________________________

                          Name:  Ronald E. Logue

                          Title: Executive Vice President

                                   SCHEDULE C

Pursuant to the terms of (i) the Custodian Contract dated October 1, 1997 between Warburg Pincus Balanced Fund and State Street Bank and Trust Company and
(ii) the Data Access Services Addendum thereto of even date therewith (the "Data Access Services Addendum"), the following persons and/or entities may use the Data Access Services (as such term is defined in the Data Access Services Addendum):

                                   SCHEDULE D

                                     Reports
                                     -------


             Description of Report                 Period of Report
             ---------------------                 ----------------

                  Open Trades*                           Daily
               Cash Availability                 Daily (by 10:00 a.m.)
          Cash Transaction Statement*                    Daily
          Portfolio Holdings Report*                     Daily
             Failed Trades Report                        Daily
 Corporate Action Report - (Pre-Notification)            Daily
            Global Cash Statement*                       Daily
            Currency Balance Report                      Daily
          Cash Transaction Statement*                   Weekly
       Corporate Action Report (Summary)                Weekly
            Out-for-Transfer Report                     Weekly
             Sedol Holdings Report                      Weekly
            Purchase/Sales Report*                      Monthly
            Broker Top Ten Report*                      Monthly
         Capital Stock Activity Report                  Monthly
          Cash Transaction Statement*                   Monthly
            Corporate Action Report                     Monthly
            Global Cash Statement*                      Monthly
                 Failed Trades                          Monthly
           Outstanding Receivables*                     Monthly
              FX Activity Report                        Monthly
        Base Equivalent Cash Statement*                 Monthly
      Corporate Action Final Notification           When Applicable


       * Also Available Via GlobalQuest[R]

                                   SCHEDULE E

               Countries/Settlement Systems with Respect to which
                     Contractual Settlement May be Provided
                     --------------------------------------


                                    Australia
                                     Austria
                                     Belgium
                                     Canada
                                     Denmark
                                    Euroclear
                                     Finland
                                     France
                                     Germany
                                    Hong Kong
                                    Indonesia
                                     Ireland
                                      Italy
                                      Japan
                                   Luxembourg
                                    Malaysia
                                     Mexico
                                   Netherlands
                                   New Zealand
                                     Norway
                                   Philippines
                                    Portugal
                                    Singapore
                                  South Africa
                                      Spain
                                     Sweden
                                   Switzerland
                                    Thailand
                                  United States
                                 United Kingdom